Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven A. Kriegsman as his true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ STEVEN A. KRIEGSMAN	Chairman of the Board and Chief Executive Officer	March 21, 2018
Steven A. Kriegsman	(principal executive officer)

/s/ JOHN Y. CALOZ	Chief Financial Officer and Treasurer	March 21, 2018
John Y. Caloz	(principal financial and accounting officer)

/s/ JOEL CALDWELL	Director	March 21, 2018
Joel Caldwell

/s/ EARL W. BRIEN	Director	March 21, 2018
Earl W. Brien, M.D.

/s/ LOUIS J. IGNARRO	Director	March 21, 2018
Louis J. Ignarro, Ph.D.